UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2008
POPULAR, INC.
(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	000-13818	66-0667416

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 MUNOZ RIVERA AVENUE HATO REY, PUERTO RICO		00918

(Address of principal executive offices)		(Zip code)
(787) 765-9800

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On February 22, 2008, certain executive officers of Popular, Inc. (the “Corporation”) participated in an investor’s presentation. During the presentation, participants were informed that the Corporation intended to adopt FASB No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”) to value most of the remaining portfolio of residential mortgage loans, home equity loans and certain related liabilities of Popular Financial Holdings, Inc (“PFH”). During the presentation, estimates were provided as to the range of the possible reduction in recorded values of this portfolio as a result of the adoption of SFAS No. 159. The Corporation currently estimates that the net impact of the adoption of SFAS No. 159 to PFH’s remaining portfolio of mortgage loans, home equity loans and certain related liabilities is a negative adjustment before taxes that could range between $280 million and $300 million. This negative adjustment would not impact earnings but instead be reflected as a reduction of beginning retained earnings as of January 1, 2008. The fair value adjustments presented here are only estimates as management is in the process of validating the methodologies used to value the assets and liabilities and the results of such valuations. Additional disclosures will be provided in the Corporation’s 2007 Form 10-K which will be filed on or before February 29, 2008. A copy of the materials used in the investor presentation is attached hereto as Exhibit 99.1.
The Corporation does not intend for this Item 7.01 or Exhibit 99.1 to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits
The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Exhibit 99.1-Investor Presentation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)
Date: February 22, 2008	By:	/s/ Ileana Gonzalez
Ileana Gonzalez
Senior Vice President and Comptroller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Investor Presentation